Exhibit Ref. 23.2
Form SB-2, Amendment No. 2
Mountain Oil, Inc.
SEC File No. 333-37842


PROFESSIONAL PETROLEUM/RESERVOIR ENGINEERING SERVICES

RALPH L. NELMS           CONSULTING PETROLEUM ENGINEER
16625 West 51st Avenue   Golden, Colorado  80403       303-278-2592


                           CONSENT OF
           INDEPENDENT PROFESSIONAL PETROLEUM ENGINEER


      I hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 14, 2000, relating to the Oil and Gas Reserve information of Mountain Oil, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


                         /s/ Ralph L. Nelms
                         Professional Petroleum/Reservoir
Engineering Services

Golden, Colorado
December 27, 2000